EXHIBIT 99.1

AMERICAN MORTGAGE ACCEPTANCE COMPANY

REPORTS FOURTH QUARTER AND YEAR-END RESULTS FOR 2004

NEW YORK, NY - March 2, 2005 - American Mortgage Acceptance Company (“AMAC” or the “Company”) (AMEX: AMC) today announced financial results for its fourth quarter and year ended December 31, 2004.

“AMAC had a very solid year in 2004, both from an operational and a financial perspective,” said Stuart J. Boesky, Chairman and Chief Executive Officer of AMAC. “For the first time, we broadened our investment focus and completed financing transactions in the office and retail sectors. This was made possible through the addition of our new Chief Operating Officer, John Garth, who joined the Company in May. In addition, we continued to diligently manage our loan portfolio and diversified our capital sources. Looking to 2005, we will aim to grow our market share in the bridge and mezzanine lending industry and will continue to explore ways to expand our product offerings and revenue sources.”

Financial Highlights

For the three and twelve months ended December 31, 2004, AMAC had total revenues of approximately $4.1 million and $15.9 million, respectively. AMAC’s revenues for the three and twelve months ended December 31, 2004, represented increases of approximately 5.4% and 5.7% as compared to $3.9 million and $15.1 million for the three and twelve months ended December 31, 2003, respectively.

AMAC had net income for the three and twelve months ended December 31, 2004, of approximately $1.3 million and $11.3 million, respectively, representing decreases of approximately 59.7% and 5.1% as compared to net income of approximately $3.3 million and $11.9 million for the three and twelve months ended December 31, 2003, respectively. On a per share basis (basic and diluted), net income was $0.16 and $1.35 for the three and twelve months ended December 31, 2004, respectively, representing decreases of approximately 60.0% and 11.2% as compared to net income per share of $0.40 and $1.52 for the three and twelve months ended December 31, 2003, respectively. The decrease in net income for the three and twelve months ended December 31, 2004, resulted predominantly from non-cash depreciation expense recognition for assets re-classified as real estate owned - held and used. The depreciation recorded in 2004 included deductions, recorded in accordance with accounting rules, to include depreciation for the entire period since the properties were initially foreclosed. The incremental amounts recorded in 2004 that applied to prior periods totaled approximately $585,000, which represented $0.07 on a per share basis for the year.

Funds from Operations (“FFO”) for the three and twelve months ended December 31, 2004, which excludes the depreciation costs recognized, was approximately $3.1 million and $13.4 million, or $0.37 and $1.61 on a per share basis (basic and diluted), respectively. During the three and twelve months ended December 31, 2003, FFO was equal to net income, as AMAC did not record depreciation expense for any of its real estate owned.

AMAC’s present quarterly dividend on an annualized basis is $1.60 per share, representing an approximate 9.6% yield on the $16.62 per share closing price on March 1, 2005.

Portfolio Investment Activity

In December 2004, the Company provided a $1.9 million fixed-rate mezzanine loan for the acquisition of The Champaign Office Park, a 237,701 square-foot office complex located in Champaign, Illinois. The loan, which has a term of seven years with a 30-year amortization, bears interest at a rate of approximately 10.7% per year. The office complex, featuring 12 one-story buildings, was constructed in phases between 1987 and 1999 and has consistently been over 95% leased since construction completion.

Also, over the course of the fourth quarter, AMAC purchased six Fannie Mae DUS certificates with an aggregate face amount of approximately $27.7 million. The Fannie Mae DUS certificates are secured by properties in California, Indiana, New York, South Carolina, Tennessee, and Washington and were purchased at a weighted average yield of approximately 5.5% to AMAC.

Over the twelve months ended December 31, 2004, AMAC acquired approximately $34.8 million in Fannie Mae certificates with an approximate weighted average interest rate of 5.6%. During 2004, the Company also originated or initially funded approximately $4.5 million through two bridge loans with a weighted average interest rate of 13.0% and originated approximately $8.5 million through three mezzanine loans with a weighted average interest rate of 11.6%.

Management Conference Call

Management will conduct a conference call today to review the Company’s fourth quarter and year-end financial results for the period ended December 31, 2004. The conference call is scheduled for 11:00 a.m. Eastern Time. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 289-0496. For interested individuals unable to join the conference call, a replay of the call will be available through Sunday, March 6, 2005, at (888) 203-1112 (Passcode 391641) or on our website, www.americanmortgageco.com, through Wednesday, March 16, 2005.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which will be available in the Investor Relations section of the AMAC website at www.americanmortgageco.com.

About the Company

AMAC is a real estate investment trust that specializes in commercial real estate finance. AMAC originates and acquires mezzanine loans, bridge loans, and government-insured first mortgages secured by properties throughout the United States. For more information, please visit our website at www.americanmortgageco.com or contact the Shareholder Services Department directly at (800) 831-4826.

AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(In thousands, except per share amounts)

	December 31, 2004	December 31, 2003
Financial Position

Total assets	$349,033	$327,107

Repurchase facilities payable	$157,633	$149,529

Warehouse facility payable	$3,827	$34,935

Mortgages payable on real estate owned	$56,993	$15,993

Line of credit - due to related party	$4,600	$—

Total liabilities	$228,501	$206,212

Total shareholders’ equity	$120,532	$120,895

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Operations

Total revenues	$4,102	$3,890	$15,909	$15,051

Total expenses	4,151	1,639	10,830	5,653

Total other income	1,397	1,092	6,194	2,486

Net income	$1,348	$3,343	$11,273	$11,884

Net income per share (basic and diluted)	$0.16	$0.40	$1.35	$1.52

Weighted average shares outstanding
Basic	8,336	8,338	8,336	7,803

Diluted	8,350	8,351	8,343	7,815

Funds from Operations (“FFO”)(1), as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, for the three and twelve months ended December 31, 2004(2), is summarized in the following table:

	Three Months Ended December 31, 2004	Twelve Months Ended December 31, 2004
Net income	$1,348	$11,273
Add back: Depreciation of real property	1,776	2,143

FFO	$3,124	$13,416

Cash flows from:
Operating activities	$3,637	$13,986

Investing activities	$(34,342)	$(22,546)

Financing activities	$20,944	$9,206

Weighted average shares outstanding
Basic	8,336	8,336

Diluted	8,350	8,343

FFO per Share	$0.37	$1.61

(1)

FFO represents net income or loss (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, excluding depreciation and amortization related to real property and including funds from operations for unconsolidated joint ventures calculated on the same basis. AMAC calculates FFO in accordance with the NAREIT definition. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. Management considers FFO a supplemental measure of operating performance, and, along with cash flows from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs. Since not all companies calculate FFO in a similar fashion, the Company’s calculation, presented above, may not be comparable to similarly titled measures reported by other companies.

(2)	For the three and twelve months ended December 31, 2003, FFO was equal to net income, as AMAC did not record depreciation expense for any of its real estate owned.

Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements speak only as of the date of this press release. AMAC expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AMAC’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

###